Exhibit 99.1

Xplore Technologies Appoints Donald Neville to Its Board of Directors

AUSTIN, Texas—January 12, 2017— Xplore Technologies Corp. (NASDAQ: XPLR) today announced that it has appointed Donald F. Neville as a director of the Company, to fill an existing vacancy. Mr. Neville qualifies as an independent director, as defined under The NASDAQ Stock Market Rules. He will serve on the Audit Committee and the Nomination and Corporate Governance Committee.  The Xplore board of directors has determined that Mr. Neville qualifies as an “audit committee financial expert,” as defined by SEC regulations.

Philip Sassower, chairman and chief executive officer, noted: “Don brings extensive executive management and financial experience to the board of Xplore, as well as his financial acumen, having been a financial executive and a CPA at Deloitte prior to joining the executive ranks. He is an excellent addition to our audit and nominating committees as we continue to enhance our resources to support Xplore’s further growth and development.”

“I am pleased to join the board of directors of Xplore Technologies as it continues its transition to profitability and leverages its growing list of global leading customers to further enhance its position in the rugged tablet computing market,” said Neville. “I look forward to working closely with the board and management team to assist in delivering shareholder value through execution on the company’s strategic goals.”

Mr. Neville serves as Chief Executive Officer and Chairman of the Board of Terra-HydroChem, Inc., which develops products to recycle hazardous waste streams, a position he has held since June 2014.  Prior to joining Terra-HydroChem, Mr. Neville served as General Manager of Assurant Field Asset Services, a leading field service provider for the default servicing and single-family investment industries, and as Chief Financial Officer of its predecessor, Field Asset Services, from March 2012 through June 2014.  Mr. Neville previously served as Chief Financial Officer of Reddwerks Corporation, from May 2010 through March 2012, and Argyle Security, Inc. (OTCBB: ARGL), from July 2007 through January 2010. He is a retired Army Captain and has a Bachelor’s degree in Accounting from Fordham University in New York.

About Xplore Technologies
Xplore is The Rugged Tablet Authority™, exclusively manufacturing powerful, long-lasting, and customer-defined rugged tablet PCs since 1996. Today, Xplore offers the broadest portfolio of genuinely rugged tablets – and the most complete lineup of rugged tablet accessories – on Earth. Its mobility solutions are purpose-built for the energy, utilities, telecommunications, military and defense, manufacturing, distribution, public safety, healthcare, government, and field service sectors.   The company’s award-winning military-grade computers are also among the most powerful and longest lasting in their class, built to withstand nearly any hazardous condition or environmental extreme for years without fail.  Visit www.xploretech.com for more information on how Xplore and its global channel partners engineer complete mobility solutions to meet specialized workflow demands. Follow us on Twitter, Facebook, LinkedIn, and YouTube.

Forward Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

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Contact Information:
Tom Wilkinson, Chief Financial Officer
Phone: (512) 637-1162
Email: twilkinson@xploretech.com

Matt Kreps, Darrow Associates Investor Relations
Phone: (512) 696-6401
Email: xplr@darrowir.com